CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Form 8-K/A of our report dated March 31, 1995, related to the financial statements of Beacon Auto Parts Company (the Company) as December 31, 1994 and 1993. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1994, or performed any audit procedures subsequent to the date of our report.



                                            ARTHUR ANDERSEN LLP




Pittsburgh, Pennslyvania
 September 21, 1995